EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, Maverick Minerals Corporation.

DATED this 12th day of May, 2001.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak